UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 7, 2010

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 Tournament Drive Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code:    (901) 753-3200

Registrant's Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 6, 2010, the Company held its Annual Meeting of Stockholders at which two proposals were voted upon: (i) the election of directors, and (ii) the appointment of independent auditors.  The following persons were duly elected to serve, subject to the Company’s By-laws, as Directors of the Company until the next Annual Meeting, or until election and qualification of their successors:

	Votes in Favor	Votes Withheld	Broker Non-Votes

Alexander P. Federbush	32,541,969	582,081	2,386,899
Paul J. Flaherty	32,443,701	680,349	2,386,899
Gennaro J. Fulvio	32,541,601	582,449	2,386,899
Gary S. Gladstein	32,435,364	688,686	2,386,899
Scott J. Goldman	25,387,140	7,736,910	2,386,899
Terry Hermanson	31,363,481	1,760,569	2,386,899
Harvey L. Karp	32,385,843	738,207	2,386,899

The proposal to approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm was ratified by 34,224,223 votes in favor, 1,156,190 votes against, and 130,536 votes abstaining.

Item 8.01.  Other Events

On May 7, 2010 the Registrant issued a press release announcing that its Board of Directors has declared a regular quarterly dividend of 10 cents per share on its common stock.  The dividend will be payable June 15, 2010, to shareholders of record on June 1, 2010. A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

      99.1   Press release, dated May 7, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Kent A. McKee
Name:	Kent A. McKee
Title:	Executive Vice President and Chief Financial Officer

Date: May 7, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 7, 2010.